EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------                              CONTACT:
THURSDAY, MARCH 9, 2006                            JOHN F. REBELE
                                                   SENIOR VICE PRESIDENT
                                                   CHIEF FINANCIAL OFFICER AND
                                                   CHIEF ADMINISTRATIVE OFFICER
                                                   BUILDING MATERIALS
                                                   CORPORATION OF AMERICA
                                                   (973) 628-4038


               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
                      FOURTH QUARTER AND FULL YEAR RESULTS

           Building Materials Corporation of America ("BMCA" or "the Company") announced today fourth quarter of 2005 net income of $8.6 million compared to net income of $8.4 million in the fourth quarter of 2004. The increase in fourth quarter 2005 net income was primarily attributable to lower interest expense, partially offset by lower income before interest and income taxes.

           Income before interest and income taxes in the fourth quarter of 2005 was $28.6 million compared to $29.2 million in the fourth quarter of 2004. Income before interest and income taxes in the fourth quarter of 2005 was positively affected by increased net sales of both residential and commercial roofing products primarily resulting from higher average selling prices and a decline in other expense, net. Partially offsetting these improvements in income before interest and income taxes in the fourth quarter of 2005, were higher raw material costs, including asphalt, higher energy costs and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from a rise in fuel prices.

                                 - continued -

           Interest expense for the fourth quarter of 2005 decreased to $14.8 million from $15.8 million for the fourth quarter of 2004, primarily due to lower average borrowings, partially offset by a slightly higher average interest rate.

           Net sales for the fourth quarter of 2005 reached $483.0 million, a 4.7% increase over fourth quarter of 2004 net sales of $461.1 million, with the increase due to higher net sales of both residential and commercial roofing products primarily resulting from higher average selling prices.

                                FULL YEAR RESULTS
                                -----------------

           For the full year of 2005, BMCA announced net income of $61.0 million compared to net income of $54.9 million for the full year of 2004. The increase in the net income for the full year of 2005 was primarily attributable to higher income before interest and income taxes and slightly lower interest expense.

           Income before interest and income taxes for the full year of 2005 was $160.6 million compared to $150.2 million for the full year of 2004. Income before interest and income taxes for the full year of 2005 was positively affected by increased net sales of both residential and commercial roofing products primarily resulting from higher average selling prices and higher unit volumes and a decline in other expense, net. Partially offsetting these improvements in income before interest and income taxes for the full year of 2005, were higher raw material costs, including asphalt, higher energy costs and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from higher sales volume and a rise in fuel prices.

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
           Interest expense for the full year of 2005 decreased to $62.3 million from $62.7 million for the full year of 2004, primarily due to lower average borrowings, partially offset by a slightly higher average interest rate.

           Net sales for the full year of 2005 reached $1,955.8 million, a 10.3% increase over the full year of 2004 net sales of $1,773.4 million, with the increase primarily due to higher average selling prices and higher unit volumes of both residential and commercial roofing products.


                                  OTHER MATTERS
                                  -------------

           At December 31, 2005, cash and cash equivalents amounting to $6.9 million was on hand and long-term debt including current maturities was $553.2 million, including $17.0 million outstanding under the Company's $350 million senior secured revolving credit facility.

                                     * * * *


                                 - continued -

           Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., with annual sales in 2005 approximating $2.0 billion, and is North America's largest manufacturer of residential and commercial roofing products and specialty building products.


           This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.






                                 - continued -

                                                            BUILDING MATERIALS CORPORATION OF AMERICA
                                                               SALES AND EARNINGS DATA (Unaudited)
                                                                      (Dollars in millions)

-------------------------------------------------------------------------------------------------------------------------
                                                    FOURTH QUARTER ENDED                      TWELVE MONTHS ENDED
                                                    --------------------                      -------------------
                                                 DEC. 31, 2005      DEC. 31, 2004       DEC. 31, 2005      DEC. 31, 2004
                                                 -------------      -------------       -------------      -------------

Net sales                                          $   483.0           $   461.1           $ 1,955.8           $ 1,773.4
                                                   ----------          ----------          ----------          ----------

Costs and expenses, net: (1)
   Cost of products sold                               340.1               325.6             1,359.6             1,225.8
   Selling, general and administrative                 113.9               104.8               431.4               391.3
   Other expense, net                                    0.4                 1.5                 4.2                 6.1
                                                   ----------          ----------          ----------          ----------

Total costs and expenses, net                          454.4               431.9             1,795.2             1,623.2
                                                   ----------          ----------          ----------          ----------

Income before interest and income taxes                 28.6                29.2               160.6               150.2

Interest expense                                       (14.8)              (15.8)              (62.3)              (62.7)
                                                   ----------          ----------          ----------          ----------
Income before income taxes                              13.8                13.4                98.3                87.5

Income tax expense                                      (5.2)               (5.0)              (37.3)              (32.6)
                                                   ----------          ----------          ----------          ----------

Net income                                         $     8.6           $     8.4           $    61.0           $    54.9
                                                   ==========          ==========          ==========          ==========

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


(1) For the three and twelve month periods ended December 31, 2005 and December 31, 2004, depreciation and amortization amounted to $12.6, $12.4, $47.8 and $46.2 million, respectively.